UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2022

Wag! Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40764	88-3590180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Francisco Street, Suite 360

San Francisco, California 94133

(Address of principal executive offices, including zip code)

(707) 324-4219

(Registrant’s telephone number, including area code)

CHW Acquisition Corporation

2 Manhattanville Road

Suite 403

Purchase, New York 10577

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PET	The Nasdaq Stock Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	PETWW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

Overview

This Current Report on Form 8-K is being filed to report matters under items 1.01, 2.01, 3.02, 3.03, 4.01, 5.01, 5.02, 5.03, 5.05, 5.06, 7.01, and 9.01 of Form 8-K. On August 9, 2022 (the “Closing Date”), Wag Labs, Inc., a Delaware corporation (“Legacy Wag!”), CHW Acquisition Corporation, a Cayman Islands exempted company (“CHW”), and CHW Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of CHW (“Merger Sub”), consummated the closing of the transactions contemplated by the Business Combination Agreement, dated February 2, 2022, by and among Legacy Wag!, CHW, and Merger Sub (the “Business Combination Agreement”), following the approval at an extraordinary general meeting of CHW’s shareholders held on July 28, 2022 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Wag! and CHW was effected by the merger of Merger Sub with and into Legacy Wag!, with Legacy Wag! surviving the merger (the “Surviving Entity”) as a wholly owned subsidiary of CHW (the “Merger,” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”). In connection with the consummation of the Business Combination, on August 5, 2022, CHW was incorporated in the State of Delaware and CHW changed its name from CHW Acquisition Corporation to Wag! Group Co. (the “Company” or “Wag!”).

In connection with the Special Meeting and the Business Combination, the holders of 9,593,970 shares of CHW’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), exercised their right to redeem their shares for cash at a redemption price of approximately $10.00 per share, for an aggregate redemption amount of $95,939,700.

Conversion and Exchange of Equity in the Business Combination

Upon the consummation of the Merger, the following transactions occurred (the “Conversion”): (i) all outstanding shares of Legacy Wag!’s preferred stock, except for Legacy Wag! Series P Shares (as described in part (vi) below), were converted into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at the then-effective conversion rate as calculated pursuant to the Business Combination Agreement; (ii) the cancellation of each issued and outstanding share of Legacy Wag!’s common stock and the conversion into the right to receive a number of shares of the Company’s common stock equal to the exchange ratio of 0.97 shares of the Company’s common stock for each share of Legacy Wag! common stock; (iii) the conversion of 91,130 warrants issued and outstanding by Legacy Wag! in 2017 to two lenders (the “Legacy Wag! Common Warrants”) into warrants exercisable for shares of the Company’s common stock with the same terms except for the number of shares exercisable and the exercise price, each of which were adjusted using an exchange ratio of 0.97 for Legacy Wag! Common Warrants; (iv) the conversion of all outstanding vested and unvested options to purchase shares of Legacy Wag! common stock (the “Legacy Wag! Options”) into options exercisable for shares of the Company’s common stock with the same terms and conditions as were applicable to the Legacy Wag! Options immediately prior to the Conversion, except for the number of shares exercisable and the exercise price, each of which were adjusted using the exchange ratio of 0.97 for Legacy Wag! Options; (v) the conversion of the outstanding restricted stock unit award covering shares of Legacy Wag! common stock (each, a “Legacy Wag! RSU Award”) into awards covering a number of shares of Wag! common stock (rounded down to the nearest whole number) with the same terms and conditions as were applicable to the Legacy Wag! RSU Awards immediately prior to the Conversion, except for the number of shares subject to the award, which was adjusted using the exchange ratio of 0.97 for Legacy Wag! RSU Awards, (vi) the conversion of 1,100,000 shares of Legacy Wag! Series P Shares into the Company’s common stock on a one-for-one basis; (vii) the issuance and sale of 500,000 CHW ordinary shares for a purchase price of $10.00 per share and an aggregate purchase price of $5,000,000 immediately prior to or substsantially concurrently with the Closing Date; (viii) immediately prior to the Effective Time, each CHW ordinary share (including any Sponsor Shares (as defined below) not forfeited) was converted into shares of the Company’s common stock; (ix) the cancellation of 343,072 private placement warrants held by the Sponsor in a maximum redemption scenario in connection with the Business Combination and in accordance with the terms of the CHW Founders Stock Letter (as defined below) and the Business Combination Agreement; (x) the issuance of 300,000 Wag! Community Shares that the Company may distribute to members of the pet wellness and welfare community as identified by our officers and directors; and (xi) the cancellation of 20,000 founder shares held by Sponsor in connection with the Business Combination and in accordance with the CHW Founders Stock Letter (as defined below) and the Business Combination Agreement.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the final prospectus and definitive statement, dated July 12, 2022 (the “Proxy Statement/Prospectus”) filed by the Company with the Securities and Exchange Commission (the “SEC”) in the section titled “Proposal No. 2—The Business Combination Proposal” beginning on page 184 of the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement is a summary only and is qualified in its entirety by the full text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Earnout

During the time period between the Closing Date and the three-year anniversary of the Closing Date (the “Earnout Period”), within five business days after the occurrence of the Triggering Events described below, Wag! will issue or cause to be issued to (i) each holder, as of immediately prior to the Acquisition Merger Effective Time (as defined in the Business Combination Agreement), (a) a share of Legacy Wag! common stock (after taking into account the Conversion), or (b) a Legacy Wag! Option or a Legacy Wag! RSU Award (each, an “Eligible Legacy Wag! Equityholder”), with respect to each such Triggering Event, the following shares of Wag! common stock (which will be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Wag! common stock occurring after the Closing Date) as additional consideration for Legacy Wag!’s interest acquired in connection with the Business Combination (the “Earnout Shares”) and the holders of certain restricted stock units of Legacy Wag! (“Management Earnout RSUs”), with respect to each such triggering event, the following shares of Wag! common stock (which will be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Wag! common stock occurring after the Closing Date) (the “Management Earnout Shares”), in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and the ancillary agreements thereto:

•	upon the date on which the daily volume-weighted average sale price of one share of Common Stock quoted on The Nasdaq Capital Market (the “Nasdaq”) is greater than or equal to $12.50 for any twenty (20) days on which shares of Common Stock are actually traded on the (the “Trading Days”) (which may or may not be consecutive) within any thirty (30) consecutive Trading Day period within the Earnout Period (“Triggering Event I”) there will be a one-time issuance of 3,333,333 Earnout Shares to the Eligible Legacy Wag! Equityholders and 1,666,667 Management Earnout Shares to the holders of Management Earnout RSUs;

•	upon the the date on which the daily volume-weighted average sale price of one share of Common Stock quoted on the Nasdaq is greater than or equal to $15.00 for any twenty (20) Trading Days (which may or may not be consecutive) within any thirty (30) consecutive Trading Day period within the Earnout Period (“Triggering Event II”) there will be a one-time issuance of 3,333,333 Earnout Shares to the Eligible Legacy Wag! Equityholders and 1,666,667 Management Earnout Shares to the holders of Management Earnout RSUs; and

•	upon the date on which the daily volume-weighted average sale price of one share of Common Stock quoted on the Nasdaq is greater than or equal to $18.00 for any twenty (20) Trading Days (which may or may not be consecutive) within any thirty (30) consecutive Trading Day period within the Earnout Period (“Triggering Event III”) there will be a one-time issuance of 3,333,334 Earnout Shares to the Eligible Legacy Wag! Equityholders and 1,666,666 Management Earnout Shares to the holders of Management Earnout RSUs.

Each Triggering Event described above will only occur once, if at all, and in no event will the Eligible Legacy Wag! Equityholders and the holders of Management Earnout RSUs be entitled to receive more than an aggregate of 10,000,000 Earnout Shares and 5,000,000 Management Earnout Shares.

If, during the Earnout Period, there is a change of control pursuant to which Wag! or its stockholders have the right to receive consideration implying a value per share of Wag! common stock (as agreed in good faith by the Sponsor and the Wag! Board) of:

•	less than $12.50, then no Earnout Shares or Management Earnout Shares will be issuable;

•	greater than or equal to $12.50 but less than $15.00, then, (a) immediately prior to such change of control, Wag! will issue 3,333,333 shares of Wag! common stock (less any Earnout Shares issued prior to such change of control) to the Eligible Legacy Wag! Equityholders with respect to the change of control, (b) immediately prior to such change of control, Wag! will issue 1,666,667 shares of Wag! common stock (less any Management Earnout Shares issued prior to such change of control) to the holders of Management Earnout RSUs with respect to the change of control, and (c) no further Earnout Shares or Management Earnout Shares will be issuable;

•	greater than or equal to $15.00 but less than $18.00, then, (a) immediately prior to such change of control, Wag! will issue 6,666,666 shares of Wag! common stock (less any Earnout Shares issued prior to such change of control) to the Eligible Legacy Wag! Equityholders with respect to the change of control, (b) immediately prior to such change of control, Wag! will issue 3,333,334 shares of Wag! common stock (less any Management Earnout Shares issued prior to such change of control) to the holders of Management Earnout RSUs with respect to the change of control, and (c) no further Earnout Shares or Management Earnout Shares will be issuable; or

•	greater than or equal to $18.00, then, (a) immediately prior to such change of control, Wag! will issue 10,000,000 shares of Wag! common stock (less any Earnout Shares issued prior to such change of control) to the Eligible Legacy Wag! Equityholders with respect to the change of control, (b) immediately prior to such change of control, Wag! will issue 5,000,000 shares of Wag! common stock (less any Management Earnout Shares issued prior to such change of control) to the holders of Management Earnout RSUs with respect to the change of control, and (c) no further Earnout Shares or Management Earnout Shares will be issuable.

The Common Stock price targets specified in the definitions of “Triggering Event I,” “Triggering Event II” and “Triggering Event III” will be equitably adjusted for stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Common Stock occurring on or after the Closing Date.

PIPE and Backstop Subscription Agreement

On the Closing Date, a certain qualified institutional buyer (the “PIPE and Backstop Investor”) purchased from CHW, and not the open market, an aggregate of 500,000 shares of common stock (the “PIPE and Backstop Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $5 million, pursuant to a subscription agreement entered into and effective as of February 2, 2022 (the “PIPE and Backstop Subscription Agreement”) as modified and supplemented by that certain side letter agreement between CHW and the PIPE and Backstop Investor, dated June 30, 2022. Pursuant to the PIPE and Backstop Subscription Agreement, the Company granted certain registration rights to the PIPE and Backstop Investor with respect to the PIPE and Backstop Shares. The sale of the PIPE and Backstop Shares was consummated concurrently with the closing of the Business Combination. A description of the PIPE and Backstop Subscription Agreement is included in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Related Agreements—PIPE and Backstop Subscription Agreement” on page 168 of the Proxy Statement/Prospectus. The foregoing description of the PIPE and Backstop Subscription Agreement is a summary only and is qualified in its entirety by the full text of the PIPE and Backstop Subscription Agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Stockholder Support Agreement

Legacy Wag! delivered to CHW the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which, among other things, certain stockholders, officers and directors of Legacy Wag! (the “Key Legacy Wag! Stockholders”), agreed to support the approval and adoption of the transactions contemplated by the Business Combination Agreement, including agreeing to execute and deliver the requisite consent of Legacy Wag!’s stockholders holding shares of Legacy Wag! common stock and Legacy Wag! preferred stock sufficient under the Delaware General Corporation Law and Legacy Wag!’s certificate of incorporation and bylaws to approve the Business Combination Agreement and the Business Combination, in the form of a written consent executed by the Key Legacy Wag! Stockholders, within 48 hours of the Registration Statement on Form S-4 filed with the SEC in connection with the Business Combination becoming effective. The Stockholder Support Agreement terminated upon the merging of Merger Sub with and into Legacy Wag! (the “Expiration Time”). The Key Legacy Wag! Stockholders also agreed, until the Expiration Time, to certain transfer restrictions (excluding the Conversion).

The Stockholder Support Agreement is described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Related Agreements—Stockholder Support Agreement” on page 168 of the Proxy Statement/Prospectus. The foregoing description of the agreement is a summary only and is qualified in its entirety by the full text of the form of the Stockholder Support Agreement, copies of which is attached hereto as Exhibit 10.5, which is incorporated herein by reference.

CHW Founders Stock Letter

In connection with the execution of the Business Combination Agreement, the Sponsor, Mark Grundman and Jonah Raskas (collectively, the “CHW Founder Shareholders”) entered into that certain letter agreement (the “CHW Founders Stock Letter”) with CHW and Legacy Wag!, pursuant to which, among other things, CHW, Legacy Wag!, and the CHW Founder Shareholders agreed, with respect to 360,750 Founders Shares (as defined below) (the “Forfeiture Shares”), during the period commencing on the date of the Business Combination Agreement and ending on the earlier of (A) the date that is three years after the Closing Date, (B) the date on which the Forfeiture Shares are no longer subject to forfeiture, (C) subsequent to the Closing Date, the consummation of a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares for cash, securities or other property, and (D) the valid termination of the Business Combination Agreement, the Sponsor will not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any Forfeiture Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Forfeiture Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clauses (i) or (ii), subject to certain exceptions.

The number of Forfeiture Shares subject to potential forfeiture will be determined as follows:

•	upon the occurrence of Triggering Event I, within the time period beginning on the Closing Date and ending on the three-year anniversary of the Closing Date, then 120,250 Forfeiture Shares will no longer be subject to forfeiture;

•	upon the occurrence of Triggering Event II, within the time period beginning on the Closing Date and ending on the three-year anniversary of the Closing Date, then an additional 120,250 Sponsor Forfeiture Shares will no longer be subject to forfeiture;

•	upon the occurrence of Triggering Event III, within the time period beginning on the Closing Date and ending on the three-year anniversary of the Closing Date, then an additional 120,250 will no longer be subject to forfeiture, and no Forfeiture Shares will thereafter be subject to forfeiture; and

•	On the date that is the three-year anniversary of the Closing Date, the Sponsor will forfeit all Forfeiture Shares which remain subject to forfeiture, if any.

If, during the three-year period beginning on the first day after the Closing Date, there is a change of control pursuant to which the Company or its stockholders have the right to receive consideration implying a value per share of the Company common stock (as agreed in good faith by the Sponsor and the Company’s board of directors) of:

•	less than $12.50, then immediately prior to such change of control, the Sponsor shall forfeit 360,750 Forfeiture Shares;

•	greater than or equal to $12.50 but less than $15.00, then (A) immediately prior to such change of control, the Sponsor shall forfeit 240,500 Forfeiture Shares, and (B) thereafter, the Forfeiture Shares shall no longer be subject to forfeiture;

•	greater than or equal to $15.00 but less than $18.00, then (A) immediately prior to such change of control, the Sponsor shall forfeit 120,250 Forfeiture Shares, and (B) thereafter, the Forfeiture Shares shall no longer be subject to forfeiture; or

•	greater than or equal to $18.00, then (A) the Sponsor shall forfeit zero Forfeiture Shares, and (B) thereafter, the Forfeiture Shares shall no longer be subject to forfeiture.

The price targets set forth above shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to the Company’s common stock occurring after the Closing Date.

The CHW Founder Shareholders also agreed to (i) comply with the non-solicitation and certain other provisions in the Business Combination Agreement; (ii) vote all ordinary shares, par value $0.0001 per share, of CHW (for all periods prior to the completion of CHW’s jurisdiction of incorporation change from the Cayman Islands to the State of Delaware (the “Domestication”) (for all periods prior to the completion of the Domestication, “Founders Shares”) held by the Sponsor in favor of the Condition Precedent Proposals and in favor of the adoption and approval of the Business Combination Agreement and the Business Combination; and (iii) forfeit to CHW for cancellation for no consideration, (A) 15% of the Founders Shares and the warrants to purchase ordinary shares of CHW, with each whole warrant exercisable for one ordinary share of CHW at an exercise price of $11.50 (prior to the Domestication, “Founders Warrants” and together with Founders Shares, collectively, “Founders Equity”) indirectly owned by Jonah Raskas and Mark Grundman, if the aggregate amount of cash proceeds made available from the trust account established in connection with our initial public offering (the “Trust Account”) to Wag! at the Closing Date, after giving effect to the payment of any cash proceeds required to satisfy exercises of certain redemption rights provided for in the Amended and Restated Memorandum and Articles of Association (but before the payment of any unpaid transaction expenses), is less than 10% of the funds in the Trust Account as of the date of the CHW Founders Stock Letter (without including any funds in the Trust Account with respect to any shares of common stock acquired by the PIPE and Backstop Investor). The composition of such 15% of the Founders Equity (i.e., the number of Founders Shares and the number of Founders Warrants as of the date of the CHW Founders Stock Letter) subject to forfeiture will be determined in the CHW Founder Shareholders’ sole discretion, and (B) 20,000 shares of the Founders Equity, if 300,000 Wag! Community Shares are issued in accordance with the Business Combination Agreement. In accordance with the CHW Founders Stock Letter, CHW Founder Shareholders voted their shares in favor of all proposals presented at the Special Meeting of CHW’s shareholders. No consideration was paid to the CHW Founder Shareholders in exchange for their agreeing to vote all ordinary shares held by the Sponsor in favor of the Business Combination.

The CHW Founders Stock Letter is described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Related Agreements—CHW Founders Stock Letter” on page 169 of the Proxy Statement/Prospectus. The foregoing description of the agreement is a summary only and is qualified in its entirety by the full text of the form of the CHW Founders Stock Letter, a copy of which is attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Lock-Up Agreements

On February 2, 2022, in connection with the Business Combination, the Company, certain stockholders of CHW, including Key Legacy Wag! Stockholders entered into a lock-up agreement (the “Lock-Up Agreement”). The terms of the Lock-Up Agreement are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Related Agreements—Lock-Up Agreement” on page 170 of the Proxy Statement/Prospectus.

The foregoing description of the Lock-Up Agreement is qualified in its entirety by the full text of the form of Lock-Up Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, that certain Registration Rights Agreement, dated August 10, 2021, was amended and restated, and certain persons and entities receiving shares of Common Stock pursuant to the Business Combination Agreement and certain persons and entities holding securities of CHW prior to the Closing Date entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). The terms of the A&R Registration Rights Agreement are described in the Proxy Statement/Prospectus in the section titled “The Business Combination Agreement—Related Agreements—Amended and Restated Registration Rights Agreement” on page 171 of the Proxy Statement/Prospectus.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of A&R Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Blue Torch Financing and Warrant Agreement

On the Closing Date, the Company entered into a financing agreement (the “Blue Torch Financing Agreement”) with Blue Torch Finance, LLC (together with its affiliated funds and any other parties providing a commitment thereunder, including any additional lenders, agents, arrangers or other parties joined thereto after the date thereof, collectively, the “Debt Financing Sources”), pursuant to which, among other things, the Debt Financing Sources agreed to extend an approximately $32.17 million senior secured term loan credit facility (the “Credit Facility”). Legacy Wag! is the primary borrower under the Credit Facility, the Company is a parent guarantor and substantially all of the Company’s existing and future subsidiaries are subsidiary guarantors (subject to certain customary exceptions). The Credit Facility is secured by a first priority security interest in substantially all assets of Legacy Wag! and the guarantors (subject to certain customary exceptions).

The Credit Facility bears interest at a floating rate of interest equal to, at the Company’s option, SOFR plus 10.00% per annum or the reference rate plus 9.00% per annum, with the reference rate defined as the greatest of (i) 2.00% per annum, (ii) the federal funds effective rate plus 0.50% per annum, (iii) one-month SOFR plus 1.00% per annum, and (iv) the prime rate announced by the Wall Street Journal from time to time. SOFR will be subject to a floor of 1.00% per annum, and the reference rate will be subject to a floor of 2.00% per annum. Interest will be payable in arrears at the end of each SOFR interest period (but at least every three (3) months) for SOFR borrowings and quarterly in arrears for reference rate borrowings.

The Credit Facility matures in three (3) years after the date of closing and will be subject to quarterly amortization payments of principal, in an aggregate amount equal to 2.00% of the principal amount of the Credit Facility in the first year after closing, 3.00% of the principal amount of the Credit Facility in the second year after closing and 5.00% of the principal amount of the Credit Facility in the third year after closing. The remaining outstanding principal balance of the Credit Facility will be due and payable in full on the maturity date. In addition to scheduled amortization payments, the Credit Facility contains customary mandatory prepayment provisions that require principal prepayments of the Credit Facility upon certain triggering events, including receipt of asset sale proceeds outside of the ordinary course of business, receipt of certain insurance proceeds and receipt of proceeds of non-permitted debt. The Credit Facility may also be voluntarily prepaid at any time, subject to the payment of a prepayment premium. The prepayment premium is payable for voluntary payments and certain mandatory prepayments, and is equal to an interest make-whole payment plus 3.00% of the principal amount of such prepayment in the first year after closing, 2.00% of the principal amount of such prepayment in the second year after closing, and 0% thereafter.

The Credit Facility contains customary representations and warranties, affirmative covenants, financial reporting requirements, negative covenants and events of default. The negative covenants included in the Blue Torch Financing Agreement impose restrictions on the ability of Legacy Wag!, the guarantors and their subsidiaries to incur indebtedness, grant liens, make investments, make acquisitions, declare and pay restricted payments, prepay junior or subordinated debt, sell assets and enter into transactions with affiliates, in each case, subject to certain customary exceptions. In addition, the Credit Facility requires compliance with certain financial covenants, specifically a monthly minimum revenue covenant and a minimum liquidity covenant.

The Company’s obligations under the Blue Torch Financing Agreement are guaranteed by certain of its subsidiaries meeting materiality thresholds set forth in the Blue Torch Financing Agreement.  Such obligations, including the guarantees, are secured by substantially all of the personal property of the Company and its subsidiary guarantors, including pursuant to a Security Agreement entered into on August 9, 2022 among the Company, Legacy Wag!, Wag Wellness, Inc., Compare Pet Insurance Services, Inc. and Blue Torch Finance LLC (the “Security Agreement”).  As of the Closing Date, such subsidiary guarantors are Legacy Wag!, Wag Wellness, Inc. and Compare Pet Insurance Services, Inc.

On the Closing Date, the Company also entered into a warrant agreement (the “Blue Torch Warrant Agreement”) with Vstock Transfer, LLC as warrant agent, pursuant to which affiliates of Blue Torch Capital LP (“Blue Torch”) received 1,896,177 warrants to acquire shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), for $11.50 per whole share (such warrants, the “Lender Warrants”). The Lender Warrants were issued pursuant to the SPAC Warrant Agreement (as defined in the Business Combination Agreement) and are subject to the terms and conditions thereof, as modified (whether reflected in the terms of the Lender Warrants issued on the closing date, or in an amendment to or exchange for the Lender Warrants consummated after the closing date) to provide that (i) the exercise period of the Lender Warrants will terminate on the earliest to occur of (x) the date that is ten years after completion of the Business Combination, (y) liquidation of the Company, and (z) redemption of the Lender Warrants as provided in the SPAC Warrant Agreement (the “Lender Warrant Expiration Date”), (ii) Blue Torch has the ability to net exercise the Lender Warrants (based on the fair value of the stock at the time of net exercise, fair value being equal to the public trading price at the time of exercise) on a cashless basis, (iii) Section 6 of the SPAC Warrant Agreement was removed, (iv) Blue Torch received the benefit of certain customary representations and warranties from the Company, and (v) the Lender Warrants will not be required to be registered under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing descriptions of the Blue Torch Financing Agreement, Blue Torch Secuirty Agreement and Blue Torch Warrant Agreement do not purport to be complete and are qualified in their entirety by the reference to the full text of the Blue Torch Financing Agreement, Blue Torch Secuirty Agreement and Blue Torch Warrant Agreement, copies of which are attached as Exhibits 10.6, 10.7 and 10.8 and are incorporated herein by reference.

Forward Share Purchase Agreement

On August 5, 2022, CHW entered into Forward Share Purchase Agreements (each, a “Forward Purchase Agreement” and collectively, the “Forward Purchase Agreements”), with each of Milton Arbitrage Partners, LLC, MMCAP International Inc. SPC, Nautilus Master Fund, L.P. and Polar Multi-Strategy Master Fund (each, an “Investor” and collectively, the “Investors”) pursuant to which, on the three-month anniversary of the Closing Date, the Investors may elect to sell and transfer to the Company, and the Company will purchase, in the aggregate up to 2,393,378 shares of common stock of the Company, par value $0.0001 per share (the “Investor Shares”), consisting of shares of common stock then held by the Investors and not sold in the open market and repurchased by the Investor since the Closing Date. The Company shall acquire the Investor Shares at a price of $10.30 per share (the “Shares Purchase Price”). The date of the purchase by the Company of the Investor Shares is referred to as the “Put Date”. In conjunction with the sale of the Investor Shares to the Company, each Investor shall notify the Company and the Escrow Agent (as defined below) in writing five business days prior to the three-month anniversary of the date of the Closing Date whether or not such Investor is exercising its right to sell the Investor Shares that such Investor holds to the Company pursuant to the Forward Purchase Agreements (each, a “Shares Sale Notice”). If a Shares Sale Notice is timely delivered by an Investor to the Company and the Escrow Agent, the Company will purchase from such Investor the Investor Shares held by such Investor on the Put Date.

In exchange for the Company’s commitment to purchase the Investor Shares on the Put Date, each Investor agreed that it will not request redemption of any of the Investor Shares in conjunction with CHW’s shareholders’ approval of the Business Combination, or tender the Investor Shares to CHW in response to any redemption or tender offer that the Company may commence for its Ordinary Shares.

Notwithstanding anything to the contrary in the Forward Purchase Agreements, commencing as of the Closing Date, the Investor may sell its Investor Shares in the open market. If the Investor sells any Investor Shares in the open market after the Closing Date and prior to the three-month anniversary of the Closing Date (such sale, the “Early Sale” and such shares, the “Early Sale Shares”), the Escrow Agent shall release from the Escrow Account to the Company an amount equal to $10.30 per Early Sale Share sold in such Early Sale.

Simultaneously with the closing of the Business Combination, the Company deposited into an escrow account with Continental Stock Transfer and Trust Company (the “Escrow Agent”), subject to the terms of an escrow agreement, an amount equal to the lesser of (i) $24,651,793.40 and (ii) $10.30 multiplied by the aggregate number of Investor Shares held by the Investors as of the Closing Date. The Company’s purchase of the Investor Shares will be made with funds from the escrow account attributed to the Investor Shares. In the event that an Investor sells any Investor Shares in an Early Sale, it shall provide notice to the Company and the Escrow Agent within three business days of such sale (the “Open Market Sale Notice”), and the Escrow Agent shall release from the escrow account for the Company’s use without restriction an amount equal to the pro rata portion of the escrow attributed to the Investor Shares which the Investor has sold. In the event that the Investor chooses not to sell to the Company any Investor Shares that the Investor owns as of the three-month anniversary of the Closing Date, the Escrow Agent shall release all remaining funds from the escrow account for the Company’s use without restriction.

The Company agreed not to enter into additional agreements for the purchase of CHW’s Ordinary Shares that provide material terms that are more favorable than the terms provided to the Investors in the Forward Purchase Agreements in connection with the closing of the Business Combination.

The Forward Purchase Agreements contain customary representations, warranties and covenants from the parties.

The Company agreed to indemnify the Investor and its respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of CHW, the Company or any of their respective subsidiaries asserting that an Investor is not entitled to receive the aggregate Share Purchase Price or such portion thereof as they are entitled to receive pursuant to the Forward Purchase Agreements, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

Each Forward Purchase Agreement may be terminated as described therein.

The foregoing description is only a summary of the Forward Purchase Agreements and is qualified in its entirety by reference to the full text of the Forward Purchase Agreements, a form of which is filed as Exhibit 10.12 hereto and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01 of this Current Report on Form 8-K.

As of the Closing Date and following the completion of the Business Combination, the Company had the following outstanding securities (including derivative securities):

•	37,923,530 shares of Common Stock;
•	88,756 warrants, each exercisable for one share of Common Stock at a price of $1.54 per share (the “Wag! Common Warrants”);
•	16,395,564 warrants, each exercisable for one share of Common Stock at a price of $11.50 per share (the “Warrants”);
•	1,896,177 Lender Warrants, each exercisable for one share of Common Stock at a price of $11.50 per share;
•	169,282 restricted stock units (the “RSUs”); and
•	7,313,977 options, each exercisable for one share of Common Stock (the “Options”).

FORM 10 INFORMATION

Item 2.01(f) of this Current Report on Form 8-K states that if the predecessor registrant was a shell company, as CHW was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company, as the successor registrant to CHW, is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Business Combination unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Current Report on Form 8-K and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Current Report on Form 8-K, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Current Report on Form 8-K and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Closing Date;

●	the anticipated costs associated with the Business Combination;

●	the Company’s financial and business performance following the Business Combination, including financial projections and business metrics;

●	the Company’s ability to effectively return to growth and to effectively expand operations;

●	the potential business or economic disruptions caused by current and future pandemics, such as the COVID-19 pandemic;

●	the ability to obtain and/or maintain the listing of the Company’s common stock and the warrants on a stock exchange, and the potential liquidity and trading of its securities;

●	changes in applicable laws or regulations;

●	the Company’s ability to raise financing in the future;

●	the Company’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with the Company’s business;

●	the Company's ability to retain existing and acquire new pet parents and pet caregivers;

●	the strength of the Company’s network, effectiveness of its technology and quality of the offerings provided through its platform;

●	the projected financial information, growth rate, strategies and market opportunities for the Company;

●	the Company’s ability to successfully expand in its existing markets and into new domestic and international markets;

●	the Company’s ability to provide pet parents with access to high quality and well-priced offerings;

●	the Company’s ability, assessment of and strategies to compete with its competitors;

●	the Company’s assessment of its trust and safety record;

●	the success of the Company’s marketing strategies;

●	the Company’s ability to accurately and effectively use data and engage in predictive analytics;

●	the Company’s ability to attract and retain talent and the effectiveness of its compensation strategies and leadership;

●	general economic conditions and their impact on demand for the Company’s platform;

●	the Company’s plans and ability to build out an international platform and generate revenue internationally;

●	the Company’s ability to maintain its licenses and operate in regulated industries;

●	the Company’s ability to prevent and guard against cybersecurity attacks;

●	the Company’s reliance on third party service providers for processing payments, web and mobile operating systems, software, background checks and insurance policies;

●	seasonal sales fluctuations;

●	the Company's future capital requirements and sources and uses of cash;

●	the outcome of any known and unknown litigation and regulatory proceedings, including the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against CHW and the Company following the Business Combination; and

●	the Company’s ability to maintain and protect its brand and its intellectual property.

Please see the other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 56 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In addition, statements that “Wag! believes” or “CHW believes” and similar statements reflect Wag!’s or CHW’s beliefs and opinions on the relevant subject. These statements are based upon information available to Wag! or CHW, as the case may be, as of the date of the Proxy Statement/Prospectus, and while Wag! or CHW, as the case may be, believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Business and Properties

The business and properties of Wag! and CHW prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Information About Wag!” and “Information About CHW” beginning on pages 255 and 241, respectively, of the Proxy Statement/Prospectus, and such descriptions are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 56 of the Proxy Statement/Prospectus and are incorporated herein by reference.

Financial Information

Unaudited Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021 of Legacy Wag! are set forth in Exhibit 99.2 hereto.

These unaudited condensed consolidated financial statements should be read in conjunction with the historical audited consolidated financial statements of Legacy Wag! as of and for the six months ended June 30, 2022 as of and for the years ended December 31, 2021 and 2020 and the related notes included in the Proxy Statement/Prospectus beginning on page F-41 of the Proxy Statement/Prospectus.

Unaudited Pro Forma Combined Financial Information

The unaudited pro forma condensed combined financial information of Legacy Wag! as of and for the six months ended June 30, 2022 and the unaudited pro forma combined statement of operations for the year ended December 31, 2021 is set forth in Exhibit 99.3.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Wag! as of and for the three and six months ended June 30, 2022 and 2021 and for the years ended December 31, 2021 is included in Exhibit 99.4 hereto, and is incorporated herein by reference.

Directors and Executive Officers

After the Closing Date, the Company’s directors and executive officers are as follows, with each person’s biography and familial relationship, if any, described in the Proxy Statement/Prospectus in the section titled “Management of New Wag! Following the Business Combination” beginning on page 301 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

	Name	Age*	Position
	Garrett Smallwood	32	Chief Executive Officer, Director
	Adam Storm	31	President & Chief Product Officer
	Dylan Allread	37	Chief Operating Officer
	Alec Davidian	39	Chief Financial Officer
	Patrick McCarthy	41	Chief Marketing Officer
	Maziar (Mazi) Arjomand	30	Chief Technology Officer
	David Cane	39	Chief Customer Officer
	Nicholas Yu	40	Director of Legal
	Roger Lee	50	Director
	Melinda Chelliah	55	Director
	Jocelyn Mangan	50	Director
	Brian Yee	38	Director
	Kimberly Blackwell	51	Director
	Sheila Lirio Marcelo	51	Director

*	As of August 15, 2022.

Executive Compensation

Information with respect to the compensation of the Company’s Chief Executive Officer and its two other most highly compensated officers is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation” beginning on page 293 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Upon the Closing Date, the Company’s Chief Executive Officer and two other most highly compensated officers, are eligible to participate in the Wag! Group Co. 2022 Omnibus Plan (the “Omnibus Incentive Plan”) and the Wag! Group Co. 2022 Employee Stock Purchase Plan (the “ESPP”), subject to the terms and conditions of the aformementioned plans.

The form of the Omnibus Incentive Plan and ESPP are filed as Exhibits 10.9 and 10.10 to this Current Report on Form 8-K and are incorporated herein by reference.

Director Compensation

Information with respect to the compensation of the Company’s directors is described in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation—Director Compensation” on page 299 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Upon the Closing Date, each of the Company’s non-employee directors are eligible to participate in the Omnibus Incentive Plan, subject to the terms and conditions of the plan. The form of the Omnibus Incentive Plan is filed as Exhibit 10.9 to this Current Report on Form 8-K and incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the Closing Date, after giving effect to the Closing Date, by:

•	each person known by the Company to be the beneficial owner of more than 5% of Common Stock upon the Closing Date;

•	each of the Company’s executive officers and directors; and

•	all of the Company’s executive officers and directors as a group upon the Closing Date.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and restricted stock units that are currently exercisable or vested or that will become exercisable or vest within 60 days. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The beneficial ownership percentages set forth in the table below are based on 37,923,530 shares of Common Stock issued and outstanding as of the Closing Date, 169,282 RSUs, 7,313,977 Options and other than as noted below, do not take into account the issuance of any shares of Common Stock upon the exercise of the Warrants or the Wag! Common Warrants.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Stockholders:
General Catalyst(2)	6,976,530	15.4%
ACME Fund II(3)	5,348,634	11.8
Battery Ventures(4)	3,853,840	8.5
Tenaya Capital(5)	4,024,849	8.9
CHW Acquisition Sponsor LLC(6)	2,385,000	5.3
Jonah Raskas(6)	2,385,000	5.3
Mark Grundman(6)	2,385,000	5.3
Executive Officers and Directors:
Garrett Smallwood(7)	1,574,202	3.5
Adam Storm(8)	1,093,893	2.4
Dylan Allread(9)	753,802	1.7
Alec Davidian(10)	140,349	*
Patrick McCarthy(11)	122,327	*
Maziar (Mazi) Arjomand(12)	1,580,626	3.5
David Cane(13)	83,756	*
Nicholas Yu(14)	14,580	*
Roger Lee(4)	3,853,840	8.5
Melinda Chelliah(15)	21,160	*
Jocelyn Mangan(16)	26,450	*
Brian Yee(3)	—	—
Kimberly A. Blackwell	—	—
Sheila Lirio Marcelo	—	—
All directors and executive officers (14 individuals) as a group	14,613,619	32.2

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the beneficial owners is c/o Wag! Group Co., 55 Francisco Street, Suite 360, San Francisco, California 94133.
(2)	Consists of 6,976,530 shares of Wag! Common Stock, which are held of record by General Catalyst Group VII, L.P. The business address of General Catalyst is 20 University Road, 4th Floor, Cambridge, MA 02138.
(3)	Consists of 5,348,634 shares of Wag! Common Stock, which are held of record by Sherpa Ventures Fund II, L.P. (“ACME Fund II”). The business address of ACME Fund II is 505 Howard St., San Francisco, CA 94105.
(4)	Consists of (a) 69,368 shares of Wag! Common Stock, which are held of record by Battery Investment Partners XI, LLC, (b) 1,555,040 shares of Wag! Common, which are held of record by Battery Ventures XI-A Side Fund, L.P., (c) 1,496,758 shares of Wag! Common Stock, which are held of record by Battery Ventures XI-A, L.P., (d) 337,196 shares of Wag! Common Stock, which are held of record by Battery Ventures XI-B Side Fund, L.P., and (e) 395,478 shares of Wag! Common Stock, which are held of record by Battery Ventures XI-B, L.P., (collectively referred to as “Battery Ventures”). The business address of Battery Ventures is One Marina Park Drive, Suite 1100, Boston, MA 02210.
(5)	Consists of 4,024,849 shares of Wag! Common Stock, which are held of record by Tenaya Capital VII, L.P. The business address of Tenaya Capital is 3101 Park Boulevard, Palo Alto, CA 94306.
(6)	The Sponsor is the record holder of such ordinary shares. CHW Acquisition Founders LLC, a Delaware limited liability company (“Founders”), is the sole managing member of the Sponsor. MJG Partners LLC, a New Jersey limited liability company (“MJG”), and SNR Products LLC, a New York limited liability company (“SNR”), are the managing members of the Founders. Mr. Mark Grundman is the sole managing member of MJG. Mr. Jonah Raskas is the sole member of SNR. As such, Founders, MJG, SNR, Mr. Grundman and Mr. Raskas share voting and investment discretion with respect to the ordinary shares held of record by the Sponsor and may be deemed to have shared beneficial ownership of such ordinary shares held directly by the Sponsor. Founders, MJG, SNR, Mr. Grundman and Mr. Raskas each disclaim beneficial ownership of any ordinary shares other than to the extent each of them may have a pecuniary interest therein, directly or indirectly. This figure also account for the forfeiture by the Sponsor of 20,000 ordinary shares pursuant to the CHW Founders Stock Letter to be contributed to the issuance of Wag! Community Shares.
(7)	Consists of options to purchase 1,637,925 shares of Wag! Common Stock held by Mr. Smallwood, 1,574,202 shares of which are exercisable and vested within 60 days of August 9, 2022.
(8)	Consists of options to purchase 1,529,326 shares of Wag! Common Stock held by Mr. Storm, 1,093,893 shares of which are exercisable and vested within 60 days of August 9, 2022.
(9)	Consists of options to purchase 785,084 shares of Wag! Common Stock held by Mr. Allread, 753,802 shares of which are exercisable and vested within 60 days of August 9 2022.

(10)	Consists of options to purchase 148,952 shares of Wag! Common Stock held by Mr. Davidian, 140,349 shares of which are exercisable and vested within 60 days of August 9, 2022.
(11)	Consists of options to purchase 129,511 shares of Wag! Common Stock held by Mr. McCarthy, 122,327 shares of which are exercisable and vested within 60 days of August 9, 2022.
(12)	Consists of options to purchase 1,645,970 shares of Wag! Common Stock held by Mr. Arjomand, 1,580,626 shares of which are exercisable and vested within 60 days of August 9, 2022.
(13)	Consists of options to purchase 91,284 shares of Wag! Common Stock held by Mr. Cane, 83,756 shares of which are exercisable and vested within 60 days of August 9, 2022.
(14)	Consists of options to purchase 29,161 shares of Wag! Common Stock held by Mr. Yu, 14,580 shares of which are exercisable and vested within 60 days of August 9, 2022.
(15)	Consists of 84,641 RSUs held by Ms. Chelliah, 21,160 of which are vested within 60 days of August 9, 2022.
(16)	Consists of 84,641 RSUs held by Ms. Mangan, 26,450 of which are vested within 60 days of August 9, 2022.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Transactions” beginning on page 311 of the Proxy Statement/Prospectus and such descriptions are incorporated herein by reference.

Legal Proceedings

Information with respect to the Company’s currently pending legal proceedings are described in the Proxy Statement/Prospectus in the sections titled “Information about Wag!—Legal Proceedings” on page 246 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

CHW’s units, public shares and public warrants were historically quoted on The Nasdaq Capital Market under the symbols “CHWAU,” “CHWA” and “CHWAW,” respectively. The Common Stock and Warrants commenced trading on The Nasdaq Capital Market under the new trading symbols “PET” and “PETWW,” respectively, on August 10, 2022.

In connection with the Closing Date, each CHW unit was separated into its components, which consisted of one share of common stock and one warrant, and such units no longer exist. As of the Closing Date and following the completion of the Business Combination, the Company had 37,923,530 shares of the Common Stock issued and outstanding held of record by holders, 16,395,564 Warrants outstanding held of record by two holders, 1,896,177 Lender Warrants outstanding held of record by five holders and 88,756 Wag! Common Warrants outstanding held of record by two holders.

Dividends

The Company has not paid dividends on its Common Stock to date and does not intend to pay cash dividends. The payment of cash dividends in the future will be dependent upon revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the Company’s board of directors. It is the present intention of the Company’s board of directors to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning recent sales of unregistered securities.

Description of Registrant’s Securities

Common Stock

A description of the Common Stock is included in the Proxy Statement/Prospectus in the section titled “Description of New Wag! Securities” beginning on page 317 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Warrants

A description of the Warrants is included in the Proxy Statement/Prospectus in the section titled “Description of New Wag! Securities—Warrants” beginning on page 322 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Indemnification of Directors and Officers

Effective immediately upon the consummation of the Business Combination, the Company entered into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that the Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our by-laws.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the Company’s financial statements and supplementary data.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure set forth under Item 4.01 of this Current Report on Form 8-K concerning the changes in certifying accountant.

Financial Statements and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The securities issued in connection with the PIPE and Backstop Agreement and the Blue Torch Warrant Agreement have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On August 9, 2022, the Audit Committee of the Company’s board of directors approved the engagement of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. BDO previously served as the independent registered public accounting firm of Legacy Wag! prior to the Business Combination. Accordingly, Marcum LLP (“Marcum”), CHW’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by BDO as the Company’s independent registered public accounting firm after the Form 10-Q for the quarter ended June 30, 2022 is filed.

Marcum’s report of independent registered public accounting firm dated March 9, 2022 on the CHW balance sheet as of December 31, 2021, the related statements of operations, changes in shareholders’ equity (deficit) and cash flows for the period from January 12, 2021 (CHW’s inception) through December 31, 2021 and the related notes to the financial statements did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles. Their financial statements contained an explanatory paragraph relating to substantial doubt about the ability of CHW to continue as a going concern as described in Note 1 to the financial statements.

During the period from January 12, 2021 (CHW’s inception) through December 31, 2021 and the subsequent interim period through June 30, 2022, there were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference thereto in its reports on CHW’s financial statements for such periods. During the period from January 12, 2021 (CHW’s inception) through December 31, 2021 and the subsequent interim period through June 30, 2022, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K) other than the material weakness in internal controls identified by management related to the lack of ability to account for complex financial instruments and the improper accounting and reporting for certain expenses that is disclosed in CHW's Form 10-K and Form 10-Qs filed with the SEC on March 9, 2022, May 6, 2022 and August 15, 2022, respectively.

During the period from January 12, 2021 (CHW’s inception) through December 31, 2021 and the subsequent interim period through June 30, 2022, (i) the Company did not (a) consult with BDO as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and (b) receive a written report or oral advice that BDO concluded was an important factor considered by the Company in reaching a decision as to such accounting, auditing, or financial reporting issue; and (ii) the Company did not consult BDO on any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the disclosures made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act of 1934, as amended (the “Exchange Act”) and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in this Item 4.01 in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

Item 5.01	Changes in Control of Registrant.

The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the completion of the Business Combination pursuant to the Business Combination Agreement, a change of control of CHW has occurred. The stockholders of CHW as of immediately prior to the Closing Date held approximately 15.9% of the issued and oustanding shares of Common Stock following the Closing Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Wag! Group Co. 2022 Omnibus Incentive Plan

At the Special Meeting, the CHW stockholders considered and approved the Omnibus Incentive Plan. The Omnibus Incentive Plan was previously approved, subject to stockholder approval, by CHW’s board of directors on July 8, 2022. The Omnibus Incentive Plan became effective immediately upon the Closing Date. The Omnibus Incentive Plan initially makes available for issuance a maximum number of 6,378,729 shares of Common Stock. Additionally, the number of shares reserved for issuance under the Omnibus Incentive Plan will automatically increase on January 1st of each year, beginning on January 1, 2023 and continuing through and including January 1, 2032, in an amount equal to (i) ten percent (10%) of the Company’s common stock outstanding as of each December 31st of the preceding calendar year or (ii) a lesser number of shares as determined by the administrator of the Omnibus Incentive Plan.

A summary of the terms of the Omnibus Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 6—The Omnibus Incentive Plan Proposal” beginning on page 196 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the Omnibus Incentive Plan, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Wag! Group Co. 2022 Employee Stock Purchase Plan

At the Special Meeting, the CHW stockholders considered and approved the ESPP. The ESPP was previously approved, subject to stockholder approval, by CHW’s board of directors on July 8, 2022. The ESPP became effective immediately upon the Closing Date. The ESPP initially makes available for sale a maximum number of 6,378,729 shares of Common Stock. Additionally, the number of shares reserved for sale under the ESPP will automatically increase on January 1 of each year, starting on January 1, 2023 and continuing through and including January 1, 2032, in an amount equal to (i) ten percent (10%) of the Company’s common stock outstanding on December 31st of the preceding calendar year or (ii) a lesser number of shares as determined by the Board.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 7—The ESPP Proposal” beginning on page 204 of the Proxy Statement/Prospectus, which is incorporated herein by reference. Such summary and the foregoing description are qualified in their entirety by reference to the text of the ESPP, a copy of which is attached hereto as Exhibit 10.10 and incorporated herein by reference.

Appointment of New Directors

On August 10, 2022, the Board of the Company, following the recommendation of the Nominating and Governance Committee of the Board, appointed Kimberly A. Blackwell and Sheila Lirio Marcelo as independent directors to the Board to serve, effective August 10, 2022, as directors. Ms. Blackwell’s term will expire at the Company’s 2024 annual meeting of stockholders. Ms. Marcelo’s term will expire at the Company’s 2025 annual meeting of stockholders.

Kimberly A. Blackwell has more than 20 years of experience in new media, marketing and advertising, including as Chief Executive Officer of PMM, an omni-channel brand agency. Ms. Blackwell is a founding member and Advisor to blank check company, Legacy Aquisition Corp, the largest African-American led SPAC and now publicly traded (NYSE). Ms. Blackwell currently serves as a board member for OWNABLE, a fintech corporation, the Executive Leadership Council (ELC), a network of the nation’s most influential African-American executives of the Fortune 500, and as a member of the Gucci, Inc. Changemaker Council. Among numerous appointments, she is currently a member of the Women Presidents’ Organization (WPO), and a lifetime member of the National Black MBA Association. Ms. Blackwell holds a B.S. in Psychology from the Syracuse University and earned her Master’s degree in Sports Business Administration at Xavier University.

Sheila Lirio Marcelo has more than 20 years of experience in internet consumer marketplace businesses, including as the Co-Founder and Chief Executive Officer of Proof of Learn, a Web3 learning platform with a mission to unlock accessible, high-quality education across the world. She also currently serves as a Venture Partner at New Enterprise Associates (NEA). Ms. Marcelo previously founded Care.com in 2006, where she was Chairwoman and CEO until early 2020, when the company was sold to IAC. She is a Henry Crown Fellow with the Aspen Institute, a Young Global Leader of the World Economic Forum, was awarded a Marshall Memorial Fellowship and is a member of the Council on Foreign Relations. Ms. Marcelo earned a B.A. from Mount Holyoke College, which also conferred upon her an honorary Doctorate of Humane Letters in 2015. She has a J.D. and M.B.A. with honors from Harvard University. In 2014, Marcelo became the youngest recipient of the Harvard Business School Alumni Achievement Award.

In connection with Ms. Blackwell’s and Ms. Marcelo’s appointment to the Board, each of Ms. Blackwell and Ms. Marcelo will enter into an offer letter (the “Offer Letter”). Pursuant to the terms of the Offer Letter, the Board is expected to grant to Ms. Blackwell and Ms. Marcelo a long-term equity compensation award of RSUs with a grant date fair market value of $750,000 under the Wag! Group Co. 2022 Omnibus Incentive Plan. The RSUs will vest as follows: (i) 25% after twelve (12) months, and (ii) equal quarterly installments over the following 12 quarters (i.e., 6.25% at the end of every three month period measured from the one-year anniversary of the individual's start date), in each case, subject to the individual's continuous service through the applicable vesting date. Ms. Blackwell and Ms. Marcelo will each receive a fixed annual retainer fee of $40,000 under the terms of the Offer Letter, payable quarterly in arrears and prorated for partial years of service. Each Offer Letter includes certain restrictive covenants.

Ms. Blackwell will serve as a member of the Audit Committee and Nominations and Governance Committee of the Board. Ms. Marcelo will serve as a member and Chair of the Nominations and Governance Committee of the Board.

Also in connection with Ms. Blackwell’s and Ms. Marcelo’s appointment to the Board, Ms. Blackwell and Ms. Marcelo and the Company will enter into respective indemnification agreements in the form the Company has entered into with its other non-employee directors, which form is attached hereto as Exhibit 10.11 and incorporated by reference herein.

There are no arrangements or understandings between Ms. Blackwell and Ms. Marcelo and any other person pursuant to which Ms. Blackwell and Ms. Marcelo were appointed as directors. There are no transactions to which the Company is a party and in which Ms. Blackwell and Ms. Marcelo have a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Neither Ms. Blackwell nor Ms. Marcelo have any family relations with any directors or executive officers of the Company.

Nikolaos Bonatsos Departure

On August 10, 2022, Nikolaos Bonatsos notified the Board that he intends to depart as a director of the Board. Accordingly, Mr. Bonatsos’s term as a director will end effective immediately.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting, the CHW stockholders considered and approved, among other things, Proposal No. 4—The Charter Proposals (the “Charter Proposals”), which is described in greater detail in the Proxy Statement/Prospectus beginning on page 189 of the Proxy Statement/Prospectus.

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), which became effective upon filing with the Secretary of State of the State of Delaware on August 5, 2022, includes the amendments proposed by the Charter Proposals.

On August 9, 2022, the Company’s board of directors approved and adopted the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective as of the Effective Time.

Copies of the Certificate of Incorporation and the Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The description of the Certificate of Incorporation and the general effect of the Certificate of Incorporation and the Bylaws upon the rights of holders of the Company’s capital stock are included in the Proxy Statement/Prospectus under the section titled “Description of New Wag! Securities” beginning on page 317 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on August 9, 2022, the Company’s board of directors approved and adopted a new Code of Business Conduct and Ethics applicable to all employees, officers and directors of the Company. A copy of the Code of Ethics can be found in the Investor Relations section of the Company’s website at www.wag.co.

Item 5.06	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 2—The Business Combination Proposal” beginning on page 184 of the Proxy Statement/Prospectus, and such disclosure is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On August 9, 2022, the Company issued a press release announcing the Closing Date. A copy of the press release is filed hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Legacy Wag! as of and for the years ended December 31, 2021 and 2020 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-41 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited condensed financial statements of Legacy Wag! as of June 30, 2022 and 2021 three and for the six months ended June 30, 2022 and 2021 are set forth herein as Exhibit 99.2 and are incorporated herein by reference.

The audited financial statements of CHW as of and for the period from January 12, 2021 (inception) to December 31, 2021 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-2 of the Proxy Statement/Prospectus and are incorporated herein by reference.

The unaudited financial statements of CHW as of and for the three and six months ended June 30, 2022 and the related notes are included in the CHW’s Quarterly Report on Form 10-Q filed on August 15, 2022, and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2022 and the unaudited pro forma combined statement of operations for the year ended December 31, 2021 is included in Exhibit 99.3, and is incorporated herein by reference.

(c) Exhibits.

Incorporated by Reference
Exhibit Number	Description	Schedule/ Form	File No.	Exhibit	Filing Date

2.1+	Business Combination Agreement, dated as of February 2, 2022, by and among CHW Acquisition Corporation, Wag Labs, Inc. and the other parties hereto.	8-K	001-40764	2.1	February 3, 2022

3.1*	Certificate of Incorporation of Wag! Group Co.

3.2*	Bylaws of Wag! Group Co.

4.1	Warrant Agreement, dated as of August 30, 2021, by and between CHW and VStock Transfer LLC, as warrant agent.	S-4	333-263418	4.4	July 1, 2022

10.1	Lock-Up Agreement, dated as of February 2, 2022, by and among CHW Acquisition Corporation and each of the other parties signatories thereto.	8-K	001-40764	10.1	February 3, 2022

10.2*	Amended and Restated Registration Rights Agreement dated August 9, 2022, by and among Wag! Group Co. and the other parties signatories thereto.

10.3	CHW Founders Stock Letter, dated as of February 2, 2022, by and among the Sponsor, Jonah Raskas, Mark Grundman and CHW.	8-K	001-40764	10.6	February 3, 2022

10.4	PIPE and Backstop Subscription Agreement, dated as of February 2, 2022, by and between CHW and the other parties signatories thereto.	8-K	001-40764	10.3, 10.4, 10.5	February 3, 2022

10.5	Stockholder Support Agreement, dated as of February 2, 2022, by and among CHW Acquisition Corporation, Wag Labs, Inc. and the other parties signatories thereto.	8-K	001-40764	10.7	February 3, 2022

10.6+*	Financing Agreement, dated August 9, 2022, between Blue Torch Finance, LLC and Wag! Group Co. and the other parties signatories thereto.

10.7+*	Warrant Agreement, dated August 9, 2022, between Blue Torch Capital LLC and Wag! Group Co.

10.8+*	Security Agreement, dated August 9, 2022, between Blue Torch Finance, LLC and Wag! Group Co. and the other parties signatories thereto.

10.9*	Wag! Group Co. 2022 Omnibus Incentive Plan.

10.10*	Wag! Group Co. 2022 Employee Stock Purchase Plan.

10.11*	Form of Indemnification Agreement of Wag! Group Co.

10.12	Form of Forward Share Purchase Agreement, dated August 5, 2022, by and between CHW and each of Milton Arbitrage Partners, LLC, MMCAP International Inc. SPC, Nautilus Master Fun, L.P., Polar Mutli-Strategy master Fund and the other parties signatories thereto.	8-K		10.1	August 8, 2022

16.1*	Letter from Marcum LLP

21.1*	List of Subsidiaries of Wag! Group Co.

99.1*	Press Release

99.2*	Unaudited condensed consolidated financial statements of Legacy Wag! as of June 30, 2022 and for the three and six months ended June 30, 2022 and 2021.

99.3*	Unaudited pro forma condensed combined financial information as of and for the three and six months ended June 30, 2022 and the year ended December 31, 2021.

99.4*	Management’s Discussion and Analysis of Financial Condition and Results of Operation for Wag Labs, Inc. for the six months ended June 30, 2022 and 2021 and for the years ended December 31, 2021 and 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
†	Certain portions of this exhibit (indicated by asterisks) have been omitted pursuant to Item 601(b)(10) of Regulation S-K because they are both not material and are the type that the Company treats as private or confidential.
+	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601. The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
#	Indicates a management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wag! Group Co.

Dated: August 15, 2022

	By:	/s/ Alec Davidian
Alec Davidian
Chief Financial Officer